Exhibit 23(q)
                                POWER OF ATTORNEY

                               THE WESTPORT FUNDS
                                  Westport Fund
                            Westport Select Cap Fund

      (File number 333-35821 under the Securities Act of 1933, as amended)
        (File number 811-08359 under the Investment Company Act of 1940)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Edmund H. Nicklin Jr. and Terry A. Wettergreen and each of them, his true and lawful attorney in fact and agent with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all registration statements applicable to The Westport Funds and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written below.

            Name                          Title                  Date
            ----                          -----                  ----


/s/ Raymong J. Armstrong                 Trustee             March 6, 2006
----------------------------
Raymond J. Armstrong


/s/ Stephen E. Milman                    Trustee             March 6, 2006
----------------------------
Stephen E. Milman


/s/ D. Bruce Smith, II                   Trustee             March 6, 2006
----------------------------
D. Bruce Smith, II